EXHIBIT 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT (this "Amendment") is dated as of as of June 11, 2008, by and between SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (the "Company"), and REIT MANAGEMENT & RESEARCH LLC, a Delaware limited liability company (the "Advisor").

RECITAL:

The Company and the Advisor are parties to an Amended and Restated Advisory Agreement, dated as of January 1, 2006 (the "Advisory Agreement").

The Company and the Advisor wish to amend the Advisory Agreement to adjust the calculation of the Advisory Fee (as defined therein) with respect to certain medical office buildings, clinics and biomedical, pharmaceutical and laboratory buildings which the Company has contracted to buy from HRPT Properties Trust and/or certain of its subsidiaries ("HRPT") pursuant to various purchase and sale agreements, all dated as of May 5, 2008 (collectively, the "Purchase Agreements").

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Amendment, the Company and the Advisor agree as follows:

1.           Notwithstanding anything in Section 9 of the Advisory Agreement to the contrary, with respect to any properties acquired by the Company pursuant to the Purchase Agreements, the  "Average Invested Capital" (as defined in the Advisory Agreement) for each such property on the date of acquisition shall equal the undepreciated gross book value thereof on the books of HRPT immediately prior to acquisition of such property by the Company (including capitalized closing and other costs and costs which may be allocated to intangibles or are unallocated) and all subsequent adjustments shall be based on that initial book value.

2.           As amended hereby, the Advisory Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company and the Advisor have caused this Amendment to be duly executed, as a sealed instrument, as of the date first set forth above.

            SENIOR HOUSING PROPERTIES TRUST

            By: /s/ David J. Hegarty
            David J. Hegarty
            President

            REIT MANAGEMENT & RESEARCH LLC

            By:/s/ Mark L. Kleifges
            Mark L. Kleifges
            Senior Vice President